American Century Investments
4500 Main Street
Kansas City, MO, 64111

May 30, 2017

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

RE: 	Amended Form N-SAR on behalf of American
Century Government Income Trust. CIK#: 0000773674

Ladies and Gentlemen:

       We are filing today through the EDGAR
system an amended report on Form N-SAR (the
"Amendment") on behalf of the American Century Government
Income Trust for the period  ending March 31, 2017.
The Amendment is being filed to include an attachment for N-SAR item 77O, transactions effected pursuant to Rule 10f-3.

	Any comments or questions on this filing should be directed to the undersigned at (816)
340-3319.


       Very truly yours,

       /s/ Amy Bitter

       Amy Bitter

       Director
       American Century Investments